EXXHIBIT 10.5

EXECUTION COPY

Promissory Note

$5,600,000	December 8, 2006

1. FOR VALUE RECEIVED, AutovaxID Investment LLC, a Missouri limited liability company (“Maker”) promises to pay to the order of Biolender II, LLC, a Delaware limited liability company (“Payee”), in lawful money of the United States of America in immediately available funds at 324 S. Hyde Park Ave., Suite 350, Tampa, Florida 33606, or at such other location as Payee may designate from time to time, the principal sum of Five Million Six Hundred Thousand Dollars ($5,600,000) (or such lesser amount as may be advanced by Payee to Maker and be outstanding in connection with this Note), with interest as provided herein (the “Loan”). Capitalized terms not otherwise defined herein shall have the meanings set forth in, and the interpretations applicable thereto, the Loan and Security Agreement of even date herewith between Maker and Payee (as amended and modified from time to time in accordance with its terms, the “Loan Agreement”).

2. Interest on the Loan shall accrue on the outstanding principal amount of the Loan at eight percent (8.00%) per annum, non-compounding, commencing on the Effective Date until the date that is ninety months and one day from the Effective Date (the “Maturity Date”); and shall be payable in arrears on an annual basis commencing on the first Business Day after December 31, 2006, and continuing on the first Business Day after each December 31 thereafter until (and including) the Maturity Date; provided, that any accrued and unpaid interest shall be payable in one installment on the Maturity Date as set forth in Section 3 below. All interest on the Loan shall accrue based on the actual number of days elapsed and calculated based on a year of three hundred and sixty (360) days. For purposes of this Section 2, “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the City of New York or the State of Missouri are authorized or required by law or other governmental action to close.

3. The outstanding principal amount on the Loan shall be due and payable by Maker, together with all accrued and unpaid interest thereon, on the Maturity Date in cash in the amount of the outstanding principal amount on the Loan, together with all accrued and unpaid interest thereon, if and to the extent Maker received cash distributions from St. Louis New Markets Tax Credit Fund-II, LLC (the “CDE”) on the Maturity Date from loan repayments of AutovaxID, Inc. to the CDE.

4. Maker may, at its election, from time to time prior to maturity, prepay without penalty all or any portion of the principal indebtedness of this Note.

5. If payment for which notice has been duly given hereunder is not made when due, or if any payment due under any other note given by Maker to Payee is not made when due, then interest on the unpaid principal amount of this Note and any other promissory notes given by Maker to Payee shall accrue from the date of default in the earliest due payment at a rate per annum equal to eleven percent (11.0%) or the maximum rate permitted by law, whichever is less, until all past due principal and interest have been paid, and, at the election of Payee without further notice, all principal and interest hereunder and under any such other promissory notes shall be due and payable forthwith.

6. Demand for payment shall be presumed to have been issued and the entire unpaid principal sum of this Note, together with accrued interest thereon, if any, shall become immediately due in the event of the occurrence of any one or more of the following: (i) the Maker shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker shall make a general assignment for the benefit of its creditors, or (C) cease doing business in the ordinary course; or (ii) there shall be commenced against the Maker any case, proceeding or other action or a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) Business Days; or (iii) there shall be commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within fifty (50) Business Days from the entry thereof; or (iv) the Maker shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set fort in clause (i), (ii), or (iii) above; or (v) the Maker shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due

7. No delay or omission of Payee to exercise its rights hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein. Any acceptance by Payee of a partial or late payment made hereunder shall not establish a custom, waiver, or acquiescence. No waiver of any default shall be construed, taken, or held to be a waiver of any other default, or waiver or acquiescence in, or consent to any further or succeeding default of the same nature. Maker waives demand, notice, and protest and any defense by reason of extension of time for payment or other indulgence granted by Payee.

8. By the terms of the Loan Agreement, the undersigned has pledged and does hereby pledge to Payee and grant Payee a first priority security interest in the entire interest of the undersigned in the CDE, which has been acquired by the undersigned in part with the proceeds of the loan evidenced by this Note, as security for the payment of this Note. In the event of default by the undersigned in the payment of any principal or interest due upon this Note, Payee shall have, and is hereby granted, upon the expiration of any applicable notice and cure period, all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to such collateral. Additional provisions relating to such security interest and the enforcement thereof are contained in that Loan and Security Agreement, which provisions are hereby incorporated in this Note by reference as though fully set forth herein.

9. In the event of a default hereunder, Maker shall pay to Payee, on demand, all reasonable costs and expenses incurred by Payee in enforcing its remedies hereunder, including without limitation attorneys’ fees for advice concerning this Note or the collateral hereunder, whether or not suit is filed, or for representation in any enforcement hereof or dispute hereunder, whether instituted by Payee, Maker, or any third party, and all other costs and expenses of collection of amounts due hereunder, protection or realization of any collateral for payment thereof, and resale of such collateral.

10. It is the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Note, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under this Note shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of Payee, be refunded to Maker or credited on the principal amount of this Note then outstanding.

11. This Note is given to Payee at its principal place of business in the State of Delaware, and shall be deemed to be made at such location. This Note shall be governed and controlled, as to interpretation, validity, enforcement, and in all other respects, by the laws of the State of Delaware, without regard to its conflict of laws provisions. The Maker hereby irrevocably submits to the exclusive jurisdiction of the Delaware courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such proceeding has been commenced in an improper or inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first written above.

Maker:

AutovaxID Investment LLC, a Missouri limited liability company

By:	St. Louis Development Corporation,
a Missouri nonprofit corporation,
its non-member manager

/s/ Rodney Crim
Rodney Crim
Executive Director